UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2006

Date of Report (Date of earliest event reported)

The Sands Regent

(Exact name of registrant as specified in its charter)

Nevada	000-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave.

Reno, Nevada, 89501

(Address of principal executive offices) (Zip Code)

(775) 348 2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.	Results of Operations and Financial Condition

On June 27, 2006, The Sands Regent (the “Company”) issued a press release announcing its results of operations and financial condition for the third quarter ended March 31, 2006. The Company also announced that it has filed its Amended Quarterly Reports on Form 10-Q/A for the quarters ended September 30, 2005 and December 31, 2005. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report is not incorporated by reference into any filings of the Company made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2006, the Company issued a press release announcing the filing of its quarterly report for the quarter ended March 31, 2006 on Form 10-Q with the Securities and Exchange Commission (“SEC”). The Company has contacted the NASDAQ Listing Qualifications Hearings Coordinator regarding the filing of this delinquent report with the SEC. As previously disclosed, on May 26, 2006 the Company requested a hearing before a NASDAQ Listing Qualifications Panel to seek continued listing on The NASDAQ Capital Market until the Company became current in its SEC filings. This hearing request resulted in a postponement of the Company’s delisting pending the Panel’s decision. The Company believes that the filing of the 10-Q for the quarter ended March 31, 2006, which brings the Company’s SEC filings current, will return the Company to compliance with the NASDAQ Capital Market’s continued listing requirements and alleviate the need for a hearing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit

99.1	Press release issued by The Sands Regent on June 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2006	By:	/s/ Cornelius T. Klerk
Cornelius T. Klerk, Chief Financial Officer

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